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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
B&G Foods, Inc.:

        We consent to the incorporation by reference in the registration statements (Registration Nos. 333-150903 and 333-168845) on Form S-8 and (Registration No. 333-168846) on Form S-3 of B&G Foods, Inc. of our reports dated February 28, 2012, with respect to the consolidated balance sheets of B&G Foods, Inc. and subsidiaries as of December 31, 2011 and January 1, 2011 and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income and cash flows for the years ended December 31, 2011, January 1, 2011 and January 2, 2010, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of B&G Foods, Inc.

/s/ KPMG LLP

Short Hills, New Jersey
February 28, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm